Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

For Immediate Release

TAILORED BRANDS, INC.

PROVIDES PRELIMINARY ESTIMATE FOR Q2 2018 EPS

FREMONT, CA – August 28, 2018 – Tailored Brands, Inc. (NYSE: TLRD) today announced that it expects to report GAAP diluted EPS in the range of $0.95 to $0.97 and adjusted diluted EPS in the range of $1.05 to $1.07 for the fiscal 2018 second quarter ended August 4, 2018.

The Company’s anticipated fiscal second quarter GAAP results include an $8.1 million loss on extinguishment of debt related to the partial redemption of $175 million of the Company’s senior notes, $4.4 million of costs related to the closure of a rental product distribution location and a $0.2 million unfavorable final working capital adjustment related to the previously announced divestiture of the MW Cleaners business.  Please see the reconciliation of adjusted diluted EPS, a non-GAAP financial measure, to the GAAP financial measure in the table at the end of this press release.

The Company provided this information in conjunction with an executive leadership announcement made today.

As previously announced, Tailored Brands will report its fiscal 2018 second quarter results on Wednesday, September 12, 2018 after market close.

Conference Call and Webcast Information

At 5:00 p.m. Eastern time on Wednesday, September 12, 2018, management will host a conference call and webcast to discuss fiscal 2018 second quarter results.  To access the conference call, please dial 201-689-8029.  To access the live webcast, visit the Investor Relations section of the Company’s website at http://ir.tailoredbrands.com.  The webcast archive will be available on the website for approximately 90 days.

About Tailored Brands, Inc.

As the leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada, Tailored Brands helps men love the way they look for work and special occasions.  We serve our customers through an expansive omni-channel network that includes over 1,400 stores in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.  We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,  www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.dimensions.co.uk, www.alexandra.co.uk and www.twinhill.com.

This press release contains forward-looking information, including the Company’s statements regarding its anticipated second quarter fiscal 2018 diluted earnings per share. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,”

“projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches and legal proceedings.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

(Tables Follow)

TAILORED BRANDS, INC.

UNAUDITED NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures

In addition to providing anticipated financial results in accordance with GAAP, we have provided anticipated adjusted information for our fiscal second quarter ending August 4, 2018.  This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s financial performance by removing the impacts of large, unusual or unique transactions that we believe are not indicative of our core business results.  For the second quarter of fiscal 2018, adjusted items consist of a loss on extinguishment of debt related to the partial redemption of $175 million of the Company’s senior notes, costs related to the closure of a rental product distribution location and an unfavorable final working capital adjustment related to the previously announced divestiture of the MW Cleaners business.

Management uses these adjusted results to assess the Company’s performance, to make decisions about how to allocate resources and to develop expectations for future performance.  In addition, adjusted EPS is used as a performance measure in the Company’s executive compensation program to determine the number of performance units that are ultimately earned for certain equity awards.

The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, financial information prepared in accordance with GAAP.  Management strongly encourages investors and shareholders to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

GAAP to Non-GAAP Adjusted Reconciliation of Anticipated Adjusted EPS for Fiscal 2018 Second Quarter

Diluted EPS- GAAP Basis	$0.95 -$0.97

Adjustments	$0.10

Diluted EPS- Non-GAAP Adjusted	$1.05-$1.07